EXHIBIT 99.1

KING RESOURCES, INC.

2022 STOCK INCENTIVE PLAN

I. PURPOSE

The purpose of this KING RESOURCES, INC. 2022 STOCK INCENTIVE PLAN is to provide a means through which King Resources, Inc., a Delaware corporation, and its Affiliates may attract highly-qualified persons to serve as Employees, Directors and Consultants of the Company and its Affiliates and to provide a means whereby those individuals, whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards and Dividend Equivalents, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant or Director as determined by the Committee in its sole discretion.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means, individually or collectively, any Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalents granted under the terms of the Plan.

(c) “Award Notice” means a written notice setting forth the terms of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause,” with respect to a Participant, means “Cause” as defined in any applicable employment or other service agreement between the Participant and the Company or an Affiliate or, if such an agreement does not exist or does not contain a definition of “Cause,” “Cause” means (i) the commission by the Participant of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or an Affiliate (including the unauthorized disclosure of confidential or proprietary material information of the Company or an Affiliate), (ii) a conviction of the Participant (or a plea of nolo contendere in lieu thereof) for a felony or a crime involving fraud, dishonesty or moral turpitude, (iii) willful failure of the Participant to follow the written directions of the chief executive officer of the Company or the Board, in the case of executive officers of the Company; (iv) willful misconduct as an Employee, Director or Consultant, as applicable, of the Company or an Affiliate; (v) willful failure of the Participant to render services to the Company or an Affiliate in accordance with his employment or other service arrangement, which failure amounts to a material neglect of his or her duties to the Company or an Affiliate or (vi) substantial dependence, as determined by the Committee, in its sole discretion, on any drug, immediate precursor or other substance listed on Schedule IV of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended. With respect to any Participant residing outside of the United States, the Committee may revise the definition of “Cause” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

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(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the Committee defined in Paragraph IV(a) of the Plan.

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIII.

(i) “Company” means King Resources, Inc., a Delaware corporation, or any successors thereto.

(j) “Consultant” means any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement. If an entity ceases to be an Affiliate of the Company, a Participant then providing consulting services to such entity shall be deemed to have terminated his or her consultancy with the Company and its Affiliates and shall cease to be a Consultant under the Plan. For purposes of any Award granted to a person residing outside of the United States, the Committee may revise the definition of “Consultant” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

(k) “Corporate Change” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Corporate Change; or

(ii) Individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) The consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. The term “Resulting Corporation” means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets in such Corporate Transaction.

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Notwithstanding the foregoing, if a Corporate Transaction constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii) or (iii) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(l) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law and who is serving on the Board on the Effective Date of the Plan, or is subsequently elected or appointed to the Board, and is not an Employee.

(m) “Disability” means any physical or mental condition for which the Participant would be eligible to receive long-term disability benefits under the Company’s long-term disability plan. With respect to any Participant residing outside of the United States, the Committee may revise the definition of “Disability” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

(n) “Dividend Equivalent” means a right to receive the equivalent value (in cash or in shares of Common Stock) of dividends paid on shares of Common Stock, awarded under Paragraph XII(b) of the Plan.

(o) “Employee” means any person who is an employee of the Company or any Affiliate. If an entity ceases to be an Affiliate of the Company, a Participant employed by such entity shall be deemed to have terminated his employment with the Company and its Affiliates and shall cease to be an Employee under the Plan. For any and all purposes under the Plan, the term “Employee” shall exclude an individual hired as an independent contractor, leased employee, Consultant, or a person designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible individual is subsequently determined to be an employee by any governmental or judicial authority. For purposes of any Award granted to a person residing outside of the United States, the Committee may revise the definition of “Employee” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

(p) “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” of a share of Common Stock means, as of any specified date: (i) if the Common Stock is listed on a national securities exchange or quoted on the OTC Markets Group, Inc. (“OTC Markets”), the closing sales price of a share of Common Stock on that date, or if no prices are reported on that date, on the last preceding day on which the Common Stock was traded, as reported by such exchange or OTC Markets, as the case may be; and (ii) if the Common Stock is not listed on a national securities exchange or quoted on OTC Markets, but is traded in the over-the-counter market, the average of the bid and asked prices for a share of Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith in such manner as it deems appropriate.

(s) “Full Value Award” means any Award that is settled in shares of Common Stock other than: (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

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(t) “Incentive Stock Option” means an Option granted under Paragraph VII of the Plan that is intended to qualify as an incentive stock option and conforms to the requirements of Section 422 of the Code.

(u) “Non-Qualified Option” means an Option granted under Paragraph VII of the Plan that is not an Incentive Stock Option.

(v) “Option” means an option to purchase shares of Common Stock granted under Paragraph VII of the Plan that may be either an Incentive Stock Option or a Non-Qualified Option.

(w) “Other Stock-Based Award” means a payment in the form of shares of Common Stock, an Award that is valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, or another right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Paragraph XII(a) of the Plan.

(x) “Participant” means an Employee, Consultant or Director who has been granted an Award under the Plan.

(y) “Performance Award” means an opportunity for a Participant to earn compensation if certain Performance Measures or other criteria are met, as described in Paragraph XI of the Plan.

(z) “Performance Measure” means any performance objective established by the Committee in its sole discretion relating to any one or more of the following criteria:

(1) the price of a share of Common Stock;

(2) the Company’s earnings per share;

(3) the Company’s market share;

(4) the market share of a business unit of the Company designated by the Committee;

(5) the Company’s sales;

(6) the sales of a business unit of the Company designated by the Committee;

(7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee;

(8) the cash flow return on investment, cash value added, and/or working cash flow of the Company or any business unit of the Company designated by the Committee;

(9) the earnings before or excluding interest, taxes, depreciation, amortization or any other items designated by the Committee;

(10) the economic value added;

(11) the return on stockholders’ equity achieved by the Company;

(12) the return on capital (including return on total capital or return on invested capital) of the Company or any business unit of the Company designated by the Committee;

(13) the total stockholders’ return achieved by the Company;

(14) the working capital of the Company or any business unit of the Company designated by the Committee;

(15) selling, general and administrative expense of the Company or any business unit of the Company designated by the Committee;

(16) gross margin and/or gross margin percent of the Company or any business unit of the Company designated by the Committee;

(17) operating margin and/or operating margin percent of the Company or any business unit of the Company that is designated by the Committee,

(18) revenue;

(19) revenue or product revenue growth;

(20) pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus) of us or any business unit of the Company that is designated by the Committee;

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(21) net earnings or loss of the Company or any business unit of the Company that is designated by the Committee;

(22) return on assets or net assets;

(23) attainment of strategic and operational initiatives;

(24) gross profits;

(25) comparisons with various stock market indices;

(26) reductions in cost;

(27) improvement in or attainment of expense levels or working capital levels;

(28) year-end cash;

(29) debt reduction;

(30) implementation or completion of projects and processes;

(31) customer satisfaction;

(32) budget management;

(33) debt covenant leverage ratios; or

(34) financing.

A performance target based on any one or more Performance Measures may be absolute or relative to (i) one or more other companies, (ii) one or more indexes or (iii) to one or more prior year’s performance. Further, a performance target based on any one or more Performance Measures may be subject to objectively determinable adjustments, including one or more of the following items or events: (i) items related to changes in accounting standards (including changes required by the Financial Accounting Standards Board); (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

(aa) “Plan” means this King Resources, Inc. 2022 Stock Incentive Plan, as may be amended or restated from time to time.

(bb) “Restricted Stock” means Common Stock subject to certain restrictions, as described in Paragraph VIII of the Plan.

(bb) “Restricted Stock Unit” means a promise to deliver a share of Common Stock, or the Fair Market Value of such share in cash, in the future if certain criteria are met, as described in Paragraph IX of the Plan.

(dd) “Retirement” means a Termination of Service, other than due to Cause or death, on or after the Participant attains (i) age sixty-five (65) or (ii) age fifty-five (55) and with the written consent of the Committee. Notwithstanding the foregoing, with respect to a Participant residing outside of the United States, the Committee may revise the definition of “Retirement” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

(ee) “Stock Appreciation Right” means a right entitling the Participant to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant, as described in Paragraph X of the Plan.

(ff) “Termination of Service” means a Participant’s termination of employment, if an Employee, a termination of consultancy, if a Consultant, or a termination of service, if a Director, as the case may be. A Participant who is both an Employee or Consultant and a Director shall not incur a Termination of Service until the Participant terminates both positions.

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III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective upon the date of its approval by the Company’s board of directors (the “Effective Date”). The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted under the Plan after the completion of ten (10) years from the Effective Date of the Plan. The Plan shall remain in effect until all Awards granted under the Plan have been exercised or expired or vested or forfeited.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee, if any, that may be designated by the Board to administer the Plan (the “Committee”); provided, however, that if the Company is listed on an exchange, within the meaning of the Exchange Act, with any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; provided, further, that Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two (2) or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); provided, further, that any Award which the Committee intends to qualify as “performance-based compensation” exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two (2) or more “outside directors” within the meaning of Section l62(m) of the Code and regulations pursuant thereto.

(b) Powers. Subject to Paragraph IV(d), and the other express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the terms and conditions of an Award (including, but not limited to, the exercise price, any applicable Performance Measures or performance targets established with respect to any Performance Measures, the vesting schedule, any restrictions on the Award, and accelerations or waivers of any vesting or other restrictions on the Award), the type of Award that shall be made, the number of shares subject to an Award and the value of an Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding anything herein to the contrary, the Committee shall have the authority to accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of the Award, subject to (i) such terms and conditions as it selects, (ii) the limitations on the acceleration of Awards which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code herein and (iii) Paragraph XIII below.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the Award Notices hereunder, to prescribe, interpret, revise and rescind rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the notice relating to each Award, including such terms, restrictions and provisions as shall be required in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any notice relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. Any determination or decision made by the Committee or its delegate (pursuant to Paragraph IV(d)) under the terms of the Plan shall be made in the sole discretion of the Committee or such delegate and shall be final and binding on all persons, including the Company and Participants, but subject to ratification by the Board if the Board so provides.

(d) Delegation of Powers. Subject to Paragraph IV(a) above, the Committee may delegate to the Board or to one or more other committees of the Board comprised of one or more independent Directors the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act. Further, the Committee may delegate to the Governance Committee of the Board the authority to make non-discretionary (routine) Awards to Directors, including to determine which Director shall receive an Award, the time or times when such an Award shall be made, the terms and conditions of such an Award, the type of Award that shall be made to a Director, the number of shares subject to such an Award, and the value of such an Award; provided, however, that the Committee may not delegate its authority to grant discretionary (non-routine) Awards to Directors. The Committee may delegate to the Chief Executive Officer or one or more other senior officers of the Company its administrative functions under this Plan with respect to the Awards. Any delegation described in this paragraph shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Nevada Revised Statutes. The Committee may engage or authorize the engagement of a third party administrator or administrators to carry out administrative functions under the Plan.

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No member of the Committee or officer of the Company or an Affiliate to whom the Committee has delegated authority in accordance with the provisions of Paragraph IV of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company or Affiliate in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(e) Awards Outside of the United States. With respect to any Participant or eligible Employee or Consultant who is resident outside of the United States, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITATIONS

(a) Shares Subject to the Plan.

(i) Subject to adjustment as provided in Paragraph XIII, the aggregate number of shares of Common Stock reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 533,000,000. The number of shares of Common Stock available for grant and issuance under the Plan shall be increased on April 1, of each of the ten (10) financial years during the term of the Plan following August 5, 2022, by the lesser of (i) two and one half percent (2.5%) of the number of shares of Common Stock issued and outstanding on each March 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board; provided, however, that such limitation may be increased subject to approval by the Company’s stockholders.

(ii). Common Stock subject to Awards, and Common Stock issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards of Common Stock under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or Stock Appreciation Right granted under this Plan but which cease to be subject to the Option or Stock Appreciation Right for any reason other than exercise of the Option or Stock Appreciation Right; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof). To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.

(b) Share and Value Limitation on Awards.

(i) The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options may not exceed 533,000,000 shares.

(ii) The maximum Fair Market Value, as determined on the date of grant, of Awards granted for services as a Director during any twelve (12)-month period shall not exceed $2,000,000.

(iii) The maximum number of shares of Common Stock that may be issuable under Awards granted to any one individual during any twelve (12)-month period shall not exceed 300,000,000 shares of Common Stock (subject to adjustment in the manner as provided in Paragraph XIII).

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(iv) The maximum amount of cash compensation that may be paid under Awards which the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Code granted to any one individual during any twelve (12)-month period may not exceed $40,000,000.

The limitations set forth in clauses (iii) and (iv) above are intended to permit certain Awards under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code.

(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY AND GRANT OF AWARDS

(a) Eligibility. Subject to the delegation of power in Paragraph IV(d), the Committee, in its sole discretion, may from time to time grant Awards under the Plan as provided herein to any individual who, at the time of grant, is an Employee, Consultant or a Director. An Award may be granted on more than one occasion to the same person, subject to the limitations set forth in the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary. The Committee’s selection of an eligible Employee, Consultant or Director to receive an Award in any year or at any time shall not require the Committee to select such Employee, Consultant or Director to receive an Award in any other year or at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants.

(b) Form of Awards Available. Awards may include Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards, Dividend Equivalents or any combination thereof. The selection of an Employee, Consultant or Director to receive one type of Award under the Plan does not require the Committee to select such Employee, Consultant or Director to receive any other type of Award under the Plan. The Committee shall consider such factors as it deems pertinent in determining the type and amount of Awards granted.

(c) Award Notice. Each Award shall be evidenced by an Award Notice in such form and containing such provisions not inconsistent with the provisions of the Plan and under such terms as the Committee from time to time shall establish. The terms and provisions of the respective Award Notices need not be identical. Subject to the consent of the Participant and any restrictions pursuant to Section 162(m) of the Code (with respect to Awards the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code), the Committee may, in its sole discretion, amend an outstanding Award Notice from time to time in any manner that is not inconsistent with the provisions of the Plan.

Notwithstanding any other provision of the Plan, and except as otherwise determined by the Committee, any Award which is granted to a Participant and that the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Code shall be subject to any additional limitations, conditions or terms set forth in Section 162(m) of the Code as may be necessary or required for the Award to qualify as performance-based compensation and comply with the requirements of Section 162(m) of the Code, and the applicable Award Notice shall be deemed amended to the extent necessary to conform thereto.

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VII. STOCK OPTIONS

(a) Option Types and Option Period. Options may be in the form of Incentive Stock Options and/or Non-Qualified Options for eligible Employees (as described below), as determined by the Committee, in its sole discretion. Any Options granted to Directors or Consultants shall be Non-Qualified Options. Except as otherwise provided in Subparagraph (c) below or in an Award Notice providing for a shorter term, each Option shall expire seven (7) years from its date of grant (subject to earlier termination as described in Subparagraph (i) below or an applicable Award Notice).

(b) Vesting. Subject to the further provisions of the Plan, Options shall vest and become exercisable in accordance with such vesting schedule as the Committee may establish in its sole discretion, including, without limitation, vesting upon the satisfaction of one or more performance targets based on one or more Performance Measures. A Participant may not exercise an Option except to the extent it has become vested.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any financial year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, any applicable treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. A Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such shares of Common Stock to such Participant.

(d) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but such per share purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof shall be exercised, and any applicable taxes shall be withheld, in accordance with such procedures as are established or approved by the Committee. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Option granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or an Affiliate or a loan arranged by the Company or an Affiliate in violation of Section 13(k) of the Exchange Act. The acceptable method of payment by the Participant of the Option price, in whole or in part, shall be provided for in the Award Notice and may include: (i) cash, (ii) a check acceptable to the Company, (iii) the delivery of shares of Common Stock (including shares of Common Stock issuable pursuant to the exercise of the Option or shares of Common Stock that have been held by the Participant for such period of time as may be required by the Committee in its discretion) (plus cash if necessary), in each case, having a Fair Market Value equal to such Option price, (iv) a “cashless broker exercise” of the Option through any other procedures established or approved by the Committee with respect thereto, (v) any other form of legal consideration acceptable to the Committee in its sole discretion, or (vi) any combination of the foregoing.

(e) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the Company, the stock administrator of the Company or such other person or entity designated by the Committee (i) full payment of the Option price and applicable withholding taxes with respect to the Option exercise and (ii) the required notice of exercise as set forth in the applicable Award Notice and all documents required pursuant to procedures established by the Committee.

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(f) Restrictions on Repricing of Options. Except as provided in Paragraph XIII, the Committee may not amend any outstanding Award Notice to lower the exercise price (or cancel and replace any outstanding Option with Options having a lower exercise price).

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased upon exercise of the Option and registered in the Participant’s name.

(h) Options in Substitution for Options Granted by Other Employers. Options may be granted under the Plan from time to time or approved by the Committee or the Board in substitution of options held by individuals providing services to corporations or other entities who become Employees, Consultants or Directors as result of a merger or consolidation or other business transaction with the Company or any Affiliate.

(i) Committee’s Discretion to Accelerate Vesting of Options. Subject to Sections 162(m) and 409A of the Code and any other applicable law, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant’s Options. Any action by the Committee pursuant to this Subparagraph (i) may vary among Participants and may vary among the Options held by any Participant.

(j) Effect of Termination of Service. Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant’s Termination of Service:

(i) vested Options may be exercised only within three (3) months of such Termination of Service unless such Termination of Service results from Cause, in which event all outstanding vested Options held by such Participant shall be automatically forfeited unexercised on such termination; and

(ii) unvested Options shall automatically terminate and be cancelled unexercised on such date, unless such Termination of Service is due to the Participant’s death, Disability or Retirement, in which case all unvested Options shall become vested upon such termination and all vested Options held by such Participant may be exercised by the Participant, the Participant’s legal representative, heir or devisee, as the case may be, within two (2) years from the date of the Participant’s Termination of Service; provided, however, that notwithstanding the foregoing, in no event shall the term of an Option extend beyond the seventh (7th) anniversary of its date of grant or, such shorter period, if any, as may be provided in the Award Notice.

VIII. RESTRICTED STOCK

(a) Restrictions to be Established by the Committee. Restricted Stock shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

(i) the attainment of one or more performance targets based on one or more Performance Measures;

(ii) the Participant’s continued service as an Employee, Consultant or Director for a specified period of time;

(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

(iv) a combination of any of the foregoing.

Each grant of Restricted Stock may have different restrictions as established in the sole discretion of the Committee.

(b) Other Terms and Conditions. Restricted Stock shall be registered in the name of the Participant. Unless provided otherwise in an Award Notice, the Participant shall have the right to receive dividends with respect to Restricted Stock, to vote Restricted Stock, and to enjoy all other stockholder rights, except that: (i) the Company shall retain custody of the Restricted Stock until the Restrictions have expired; (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until the restrictions have expired; and (iii) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Notice shall cause a forfeiture of the Restricted Stock. At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Restricted Stock. Such additional terms, conditions or restrictions shall be set forth in an Award Notice delivered in conjunction with the Award.

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(c) Payment for Restricted Stock. The Committee shall determine the amount and form of payment required from the Participant in exchange for a grant of Restricted Stock, if any, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Restricted Stock, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all of a Participant’s Restricted Stock and, upon such vesting, all restrictions applicable to such Restricted Stock shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (d) may vary among individual Participants and may vary among the Restricted Stock held by any individual Participant. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph (d) with respect to Restricted Stock that has been granted to a “covered employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if the Committee intends such Award to qualify as performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration pursuant to Paragraph XIII or due to death or Disability of the Participant.

(e) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

(f) Effect of Termination of Service. Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant’s Termination of Service, unvested Restricted Stock shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant’s death or Disability, in which case all restrictions applicable to such Award shall lapse upon the date of such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

IX. RESTRICTED STOCK UNITS

(a) Restrictions to be Established by the Committee. Restricted Stock Units shall be subject to a restriction on disposition by the Participant and an obligation of the Participant to forfeit the Restricted Stock Units under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

(i) the attainment of one or more performance targets based on one or more Performance Measures;

(ii) the Participant’s continued service as an Employee, Consultant or Director for a specified period of time;

(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

(iv) a combination of any of the foregoing.

Each Award of Restricted Stock Units may have different restrictions as established in the sole discretion of the Committee.

(b) Other Terms and Conditions. The Participant shall not be entitled to vote the shares of Common Stock underlying the Restricted Stock Units or enjoy any other stockholder rights unless and until the restrictions have lapsed and such shares have been registered in the Participant’s name. At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Restricted Stock Units. Such additional terms, conditions or restrictions shall be set forth in an Award Notice delivered in conjunction with the Award.

(c) Payment. Upon the lapse of the restrictions described in the Award Notice or at such time(s) as determined by the Committee at the time of grant and specified in the Award Notice (which time(s) shall be no earlier than the date upon which the applicable restrictions lapse and may be determined at the election of the Participant, if permitted by the applicable Award Notice), the Participant shall receive payment equal to the Fair Market Value of the shares of Common Stock underlying the Restricted Stock Units scheduled to be paid on such date, less applicable withholding. Payment shall be in the form of shares of Common Stock, cash, other equity compensation, or a combination thereof, as determined by the Committee. Subject to compliance with Section 409A of the Code, payment with respect to each Restricted Stock Unit shall be made no later than two and a half (21/2) months following the end of the calendar year or fiscal year, as applicable, in which the Restricted Stock Unit vests.

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(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Units. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant’s Restricted Stock Units and, upon such vesting, all restrictions applicable to such Restricted Stock Units shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (d) may vary among Participants and may vary among the Restricted Stock Units held by any Participant. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph (d) with respect to Restricted Stock Units that have been granted to a “covered employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if the Committee intends such Award to qualify as performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration pursuant to Paragraph XIII.

(e) Effect of Termination of Service. Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant’s Termination of Service, unvested Restricted Stock Units shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant’s death or Disability, in which case all unvested Restricted Stock Units shall become vested upon such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

X. STOCK APPRECIATION RIGHTS

(a) Restrictions to be Established by the Committee. Stock Appreciation Rights shall be subject to a restriction on disposition by the Participant and an obligation of the Participant to forfeit the Stock Appreciation Rights under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

(i) the attainment of one or more performance targets based on one or more Performance Measures;

(ii) the Participant’s continued service as an Employee, Consultant or Director for a specified period of time;

(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

(iv) a combination of any of the foregoing.

Each Award of Stock Appreciation Rights may have different restrictions as established in the sole discretion of the Committee.

(b) Other Terms and Conditions. At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Award Notice delivered in conjunction with the Award. Except as otherwise provided in an Award Notice providing for a shorter term, Stock Appreciation Rights shall expire seven (7) years from the date of grant (subject to earlier termination as described in Subparagraph (f) below or an applicable Award Notice).

(c) Exercise Price and Payment. The exercise price of the Stock Appreciation Rights shall not be less than the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Rights on the date of grant. Upon the lapse of the restrictions described in the Award Notice, the Participant shall be entitled to exercise his or her Stock Appreciation Rights at any time up until the end of the period specified in the Award Notice. The Stock Appreciation Rights, or portion thereof, shall be exercised and any applicable taxes withheld, in accordance with such procedures as are established or approved by the Committee. Upon exercise of the Stock Appreciation Rights, the Participant shall be entitled to receive payment in an amount equal to: (i) the difference between the Fair Market Value of the underlying shares of Common Stock subject to the Stock Appreciation Rights on the date of exercise and the exercise price; times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised; less (iii) any applicable withholding taxes. Payment shall be made in the form of shares of Common Stock or cash, or a combination thereof, as determined by the Committee. Cash shall be paid in a lump sum payment and shall be based on the Fair Market Value of the underlying Common Stock on the exercise date.

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(d) Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery to the Company, the stock administrator of the Company, or such other person or entity designated by the Committee (i) full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised and (ii) the required notice of exercise as set forth in the applicable Award Notice and all documents required pursuant to procedures established by the Committee.

(e) Committee’s Discretion to Accelerate Vesting of Stock Appreciation Rights. Subject to Section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant’s Stock Appreciation Rights and, upon such vesting, all restrictions applicable to such Stock Appreciation Rights shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (e) may vary among Participants and may vary among the Stock Appreciation Rights held by any Participant.

(f) Effect of Termination of Service. Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant’s Termination of Service, unvested Stock Appreciation Rights shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant’s death, Disability or Retirement, in which case all unvested Stock Appreciation Rights shall become vested upon such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

XI. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the maximum value of the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b) Performance Measures and Other Criteria. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, or a division or department of the Company or any Affiliate, during the performance period. With respect to Performance Awards which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code, either (i) prior to the beginning of the performance period or (ii) within ninety (90) days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that twenty-five percent (25%) of the performance period has elapsed, the Committee shall, in writing, (a) select the Performance Measures applicable to the performance period and (b) establish the performance targets and amounts of such Performance Awards, as applicable, which may be earned for such performance period based on the Performance Measures. The vesting of Performance Awards shall be based on such conditions as determined by the Committee in its sole discretion on the date of grant, including, without limitation, vesting conditions relating to:

(i) the Participant’s continued service as an Employee, Consultant or Director for a specified period of time;

(ii) the attainment of one or more performance targets based on one or more Performance Measures;

(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

(iv) a combination of any of the foregoing;

provided, however, that notwithstanding the foregoing, the vesting of any Performance Award which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code shall be based solely on (x) to the extent required by Section 162(m)(4)(C) of the Code, the Participant’s continued service as an Employee, Consultant or Director throughout the applicable performance period, and (y) the attainment of one or more performance targets based on one or more Performance Measures. The Committee, in its sole discretion, may also provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

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(c) Award Criteria. In determining the value of a Performance Award, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, total annual compensation and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(d) Types of Performance Awards. Notwithstanding anything to contrary in this Paragraph XI, the Committee may grant Performance Awards payable based on the attainment of performance targets based on Performance Measures or other criteria, whether or not objective, which are established by the Committee in its sole discretion in each case on a specified date or dates or over any period or periods determined by the Committee; provided, however, that any Performance Awards which the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Code shall be based upon objectively determinable criteria established in accordance with Subparagraph (b) above and shall be subject to any other requirements of Section 162(m) of the Code (and any regulations or rules promulgated thereunder).

(e) Payment. Following the end of the performance period and subject to the applicable vesting requirements, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance targets based on one or more Performance Measures for such performance period, as determined and certified in writing, prior to such payment, by the Committee. Payment of a Performance Award may be made in cash, Common Stock, Options or other equity compensation, or a combination thereof, as determined by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of a share of Common Stock on the payment date. Subject to compliance with Section 409A of the Code, payment of the portion of the Award vesting shall be made no later than two and a half (21/2) months following the end of the calendar year or fiscal year, as applicable, in which the Performance Award vests.

(f) Effect of Termination of Service. Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant’s Termination of Service, unvested Performance Awards shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant’s death or Disability, in which case all unvested Performance Awards shall become vested upon such termination based on the level of performance determined by the Committee as of the date of such termination or, if such performance level has not yet been determined, at 100% of target performance.

XII. OTHER AWARDS

(a) Other Stock-Based Awards. The Committee is authorized to grant Other Stock-Based Awards to any Employee, Consultant or Director. The number or value of shares of Common Stock of any Other Stock-Based Award shall be determined by the Committee and may be based upon one or more performance targets based on one or more Performance Measures or any other specific criteria, including service to the Company or any Affiliate, as determined by the Committee. Shares underlying an Other Stock-Based Award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Committee, the holder of an Other Stock-Based Award shall have no rights as a Company stockholder with respect to such Other Stock-Based Award until such time as the Other Stock-Based Award has vested and the shares underlying the Other Stock-Based Award have been issued to the holder. Other Stock-Based Awards may, but are not required to, be granted in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Employee, Consultant or Director.

(b) Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on shares of Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

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XIII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. In the event that the Company effects a subdivision or consolidation of shares of Common Stock or the payment of a dividend on Common Stock which is paid in the form of Company stock without receipt of consideration by the Company, other than an Equity Restructuring, the number of shares of Common Stock with respect to which any outstanding Award may thereafter be exercised or satisfied, shall be adjusted as follows: (i) in the event of an increase in the number of outstanding shares, the number shares of Common Stock subject to the Award shall be proportionately increased, and the purchase price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, the number of shares of Common Stock subject to the Award shall be proportionately reduced, and the purchase price per share shall be proportionately increased, other than in the event of a Company-directed share repurchase program. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change.

(c) Corporate Changes. Except as otherwise determined by the Committee, in the event of a Corporate Change, effective upon such Corporate Change (or at such earlier time as the Committee may provide), the Committee, acting in its sole discretion without the consent or approval of any Participant and on such terms and conditions as it may determine, may take any one or more of the following actions with respect to Awards under the Plan whenever it determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Awards under the Plan or to facilitate such Corporate Change, which actions may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i) provide that all outstanding Awards shall immediately become exercisable or payable or fully vested, and all restrictions thereupon shall lapse, with respect to all shares of Common Stock covered thereby, and all Awards, the payout of which is subject to performance targets and/or Performance Measures, shall vest in full and become payable at such levels as the Committee in its sole discretion shall determine notwithstanding anything to the contrary in the Plan or applicable Award Notice;

(ii) provide for either (A) the termination of each outstanding Award in exchange for an amount in cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Change, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property (including, without limitation, cash) selected by the Committee, in its sole discretion, having an aggregate value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award currently been exercisable or payable or fully vested;

(iii) provide that the number and type of shares of Common Stock (or other securities or property) covered by such Awards, and/or the terms and conditions (including the grant or exercise price) of, and the criteria included in, outstanding Awards, shall be equitably and proportionately adjusted as determined by the Committee in its sole discretion; and

(iv) provide that such Awards be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

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Notwithstanding the foregoing, if an Award Notice provides for more favorable treatment of an Award in connection with a Corporate Change than the treatment that would otherwise apply to such Award under this Subparagraph (c), as determined by the Committee in its sole discretion, then the terms of the Award Notice (and not the terms of this Subparagraph (c)) shall govern the treatment of such Awards in connection with a Corporate Change.

(d) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, stock split, stock dividend, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock that is not subject to Subparagraphs (b), (c) or (e) of this Paragraph XIII and that would have the effect of diluting or enlarging the rights of Participants (excluding, for the avoidance of doubt, any Equity Restructuring), each Award and any notice evidencing such Award shall be subject to equitable or proportionate adjustment by the Committee at its sole discretion as to the number, kind and price of shares of Common Stock or other securities or property subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XIII, other than an Equity Restructuring, the aggregate number of and kind shares available under the Plan, the maximum number of shares that may be subject to Awards granted to any one individual, and the manner in which shares of Common Stock subject to Full Value Awards will be counted may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change.

(e) Equity Restructurings. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Subparagraphs (a)-(d) of this Paragraph XIII:

(i) the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) the Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares of Common Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Paragraph V on the maximum number and kind of shares which may be issued under the Plan and of the Award limits, and adjustments of the manner in which shares of Common Stock subject to Full Value Awards will be counted). The adjustments provided under this Subparagraph (e) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(f) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIV. AMENDMENT AND TERMINATION OF THE PLAN

Except as otherwise provided in this Paragraph XIV or Paragraph XV(l) below, the Board or Committee in its discretion may terminate the Plan or alter, modify or amend the Plan or any part thereof at any time or from time to time; provided that no action of the Board or Committee may impair the rights of a Participant with respect to any outstanding Award without the consent of the Participant, and provided, further, that neither the Board nor the Committee may, without approval of the stockholders of the Company, or except as provided under Paragraph XIII, (a) increase the maximum aggregate number of shares that may be issued under the Plan under Paragraph V(a), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Paragraph VII(g), or (c) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award when the per share price of the Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Stock. In addition, the Company shall obtain stockholder approval of any amendment to the Plan to the extent necessary to comply with any applicable law or the requirements of any securities exchange on which the Common Stock is then-listed.

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XV. MISCELLANEOUS

(a) Term of Awards. The term of each Award shall be for such period as determined by the Committee; provided, that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter term as may be required in respect of Incentive Stock Options, Non-Qualified Options or Stock Appreciation Rights, as applicable).

(b) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards, Dividend Equivalents or any other rights hereunder except as may be evidenced by an Award Notice, and then only to the extent and on the terms and conditions expressly set forth therein.

(c) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation purposes, including Section 409A of the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock or make payments; provided the Committee first determines in its sole discretion that the structure of such trusts or other arrangements shall not cause any change in the “unfunded” status of the Plan.

(d) No Service/Membership Rights Conferred. Nothing contained in the Plan or any Award shall (i) confer upon any Employee, Consultant or Director any right to continued employment, consultancy or other service with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment, consultancy or other service relationship at any time.

(e) Compliance with Securities Laws. The Company shall not be obligated to issue any shares of Common Stock pursuant to an Award granted under the Plan at any time when the shares covered by such Award have not been registered pursuant to applicable U.S. federal, state or non-U.S. securities laws, or, in the opinion of legal counsel for the Company, the issuance and sale of such shares is not covered under an applicable exemption from such registration requirements.

(f) No Fractional Shares. No fractional shares of Common Stock nor cash in lieu of fractional shares of Common Stock shall be distributed or paid pursuant to an Award. For purposes of the foregoing, any fractional shares of Common Stock shall be rounded up to the nearest whole share.

(g) Tax Obligations; Withholding of Shares. The Company and its Affiliates shall have the authority to deduct or withhold, or require a Participant to remit or pay to the Company or its Affiliates, an amount sufficient to satisfy U.S. federal, state, local or non-U.S. income and social insurance taxes (including, without limitation, the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant and arising as a result of the Plan. Notwithstanding the foregoing, the Company and its Affiliates may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or permit the Participant to elect to have the Company withhold a sufficient number of shares of Common Stock that are otherwise issuable to the Participant pursuant to an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares of Common Stock that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee. For purposes of the foregoing, the Committee may establish such rules, regulations and procedures as it deems necessary or appropriate.

(h) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or an Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, regardless of whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, representative of a Participant, or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(i) No Stockholder Rights; Restrictions on Transfer. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by an Award unless and until the Participant becomes the record owner of such shares. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set as forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) if vested, with the consent of the Committee, in its sole discretion provided that any such transfer is permitted under the applicable securities laws. Notwithstanding the foregoing, Restricted Stock, once vested and free of any restrictions, may be transferred at will.

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(j) Clawback. The Committee shall have the right to provide, in an Award Notice or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Notice.

(k) Limitations Period. Any Participant who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one (1) year of such denial or deemed denial or be forever barred.

(l) Section 409A of the Code. It is intended that all Awards under the Plan be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code in order to avoid imposition of taxes, interest or penalties thereunder. Notwithstanding anything in this Plan to the contrary, to the extent that the Committee determines that any Award under the Plan may be subject to Section 409A of the Code, the Committee may, without a Participant’s consent, adopt such amendments to the Plan and the applicable Award agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (a) exempt the Award from Section 409A of the Code, or (b) comply with the requirements of Section 409A of the Code; provided, however, that nothing in this Subparagraph (l) shall create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or its Affiliates have any obligation to indemnify or otherwise compensate any Participant for any taxes or interest imposed under Section 409A of the Code or similar provisions of state law.

(m) Notice. Unless otherwise provided in an Award Notice, any notice required herein of a Participant shall be delivered to the Company, c/o the Secretary, King Resources, Inc., Unit 1813, 18/F, Fo Tan Industrial Centre, 26-28 Au Pui Wan Street, Fo Tan, Hong Kong, telephone number + 852 3585 8905; provided, however, that any Award transaction initiated through the Company’s approved broker shall constitute appropriate notice.

(n) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

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